UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 17, 2007

Technology Resources, Inc.

(Exact name of registrant as specified in charter)

Florida

(State or other jurisdiction of incorporation)

333-132796	59-3364116
(Commission File Number)	(IRS Employer Identification No.)

3066 Landmark Blvd, No. 1305

Palm Harbor, Florida 34684

(Address of principal executive offices and zip code)

727-781-3656

 (Registrant's telephone number including area code)

 (Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On July 17, 2007, pursuant to the Form 211 application filed with FINRA (formerly NASD), Technology Resources, Inc. was granted the Symbol TGYR and was authorized for trading on the OTCBB and the NQP Pink Sheets.

Item 8.01.    Other Events.

On August 20, 2007, the Registrant held a Special Meeting of the Board of Directors.  Notice of the Meeting was waived with said waiver placed in the corporate minute book.  The meeting was called by the Chairman, William S. Lee to discuss a stock dividend.

Mr. Lee, Chairman and President requested that the full Board of Directors approve a stock dividend of fifteen (15) shares for each one (1) share presently owned by shareholders of record as of September 3, 2007.  Mr. Lee believes that the support of the existing shareholder base deserves to have the Company recognize their support.  Upon motion duly made and seconded the measure was passed unanimously.  The Secretary was directed to notify the Company’s counsel to file the necessary form with NASDAQ notifying them of the stock dividend.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY RESOURCES, INC.

Dated: August 22, 2007	By:	/s/ WILLIAM S. LEE
Name: William S. Lee Title: President and Chief Executive Officer

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